Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP

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T: +1 212 225 2000

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LAURENT ALPERT

VICTOR I. LEWKOW

LESLIE N. SILVERMAN

LEE C. BUCHHEIT

JAMES M. PEASLEE

THOMAS J. MOLONEY

DAVID G. SABEL

JONATHAN I. BLACKMAN

MICHAEL L. RYAN

ROBERT P. DAVIS

YARON Z. REICH

RICHARD S. LINCER

STEVEN G. HOROWITZ

JAMES A. DUNCAN

STEVEN M. LOEB

CRAIG B. BROD

EDWARD J. ROSEN

LAWRENCE B. FRIEDMAN

NICOLAS GRABAR

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SETH GROSSHANDLER

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ERIKA W. NIJENHUIS

ANDRES DE LA CRUZ

DAVID C. LOPEZ

JAMES L. BROMLEY

MICHAEL A. GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

ETHAN A. KLINGSBERG

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

SUNG K. KANG

LEONARD C. JACOBY

SANDRA L. FLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRÁLDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

MEREDITH E. KOTLER

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

PAMELA L. MARCOGLIESE

PAUL M. TIGER

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN

RISHI ZUTSHI

JANE VANLARE

  RESIDENT PARTNERS

SANDRA M. ROCKS

S. DOUGLAS BORISKY

JUDITH KASSEL

DAVID E. WEBB

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

DAVID H. HERRINGTON

HEIDE H. ILGENFRITZ

HUGH C. CONROY, JR. KATHLEEN M. EMBERGER

WALLACE L. LARSON, JR.

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

GRANT M. BINDER

JOHN V. HARRISON

CAROLINE F. HAYDAY

RAHUL MUKHI

NEIL R. MARKEL

HUMAYUN KHALID

  RESIDENT COUNSEL

LOUISE M. PARENT

  OF COUNSEL

November 30, 2016

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Verónica Anzures

11300 Ciudad de México

México

Re:	Petróleos Mexicanos
Pre-Effective Amendment No. 1 to the Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as your special United States counsel in connection with the above-referenced Pre-Effective Amendment No. 1 to the Registration Statement on Form F-4 (the “Registration Statement”) filed on the date hereof by Petróleos Mexicanos (the “Issuer”) and Pemex Exploración y Producción, Pemex Transformación Industrial, Pemex Perforación y Servicios, Pemex Logística and Pemex Cogeneración y Servicios (the “Guarantors”), with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the proposed offers to exchange (the “Exchange Offers”) up to U.S. $750,000,000 aggregate principal amount of 5.500% Notes due 2019 (the “2019 New Notes”), U.S. $1,250,000,000 aggregate principal amount of 6.375% Notes due 2021 (the “2021 New Notes”), U.S. $2,069,302,000 aggregate principal amount of 4.625% Notes due 2023 (the “2023 New Notes”), U.S. $3,000,000,000 aggregate principal amount of 6.875% Notes due 2026 (the “2026 New Notes”) and U.S. $3,500,000,000 aggregate principal amount of 6.750% Bonds due 2047 (the “2047 New Bonds” and, together with the 2019 New Notes, the 2021 New Notes, the 2023 New Notes and the 2026 New Notes, the “New Securities”) that have been registered under the Act for an equal principal amount of the Issuer’s issued and outstanding 5.500% Notes due 2019 (the “2019 Old Notes”), 6.375% Notes due 2021 (the “2021 Old Notes”), 4.625% Notes due 2023 (the “2023 Old Notes”), 6.875% Notes due 2026 (the “2026 Old Notes”) and 6.750% Bonds due 2047 (the “2047 Old Bonds” and, together with the 2019 Old Notes, the 2021 Old Notes, the 2023 Old Notes and the 2026 Old Notes, the “Old Securities”). The New Securities will be issued

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

Petróleos Mexicanos, p. 2

pursuant to an indenture dated as of January 27, 2009, between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by (i) the First Supplemental Indenture, dated as of June 2, 2009, among the Issuer, the Trustee and Deutsche Bank AG, London Branch as International Paying Agent, (ii) the Second Supplemental Indenture, dated as of October 13, 2009, among the Issuer, the Trustee, Credit Suisse, as Principal Swiss Paying Agent and Authenticating Agent, and BNP Paribas (Suisse) SA, as Swiss Paying Agent, (iii) the Third Supplemental Indenture, dated as of April 10, 2012, among the Issuer, the Trustee and Credit Suisse AG, as Swiss Paying Agent and Authenticating Agent, (iv) the Fourth Supplemental Indenture, dated as of June 24, 2014, between the Issuer and the Trustee, (v) the Fifth Supplemental Indenture, dated as of October 15, 2014, between the Issuer and the Trustee, (vi) the Sixth Supplemental Indenture, dated as of December 8, 2015, between the Issuer and the Trustee, BNP Paribas (Suisse) SA, as Principal Swiss Paying Agent and Authenticating Agent, and Credit Suisse AG, as Swiss Paying Agent, and (vii) the Seventh Supplemental Indenture, dated as of June 14, 2016, between the Issuer, the Trustee, Credit Suisse AG, as the Principal Swiss Paying Agent and Authentication Agent, and UBS AG, as Swiss Paying Agent (as supplemented, the “Indenture”). Pursuant to a guaranty agreement dated July 29, 1996 (the “Guaranty Agreement”) among the Issuer and the Guarantors, and certificates of designation dated February 4, 2016, September 21, 2016 and October 3, 2016 (the “Certificates of Designation”) issued by the Issuer thereunder, all of the Issuer’s payment obligations under the New Securities will be unconditionally guaranteed, jointly and severally, by the Guarantors.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	an executed copy of the Indenture;

(c)	the forms of the New Securities attached as exhibits to, or incorporated by reference in, the Registration Statement; and

(d)	executed copies of the Guaranty Agreement and the Certificates of Designation.

In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the New Securities will conform to the forms thereof that we have reviewed and will be duly authenticated in accordance with the Indenture, (iii) that Pemex Exploración y Producción and Pemex Cogeneración y Servicios (the new productive state-owned subsidiaries of Petróleos Mexicanos formed on June 1, 2015), Pemex Perforación y Servicios (the new productive state-owned subsidiary of Petróleos Mexicanos formed on August 1, 2015), Pemex Logística (the new productive state-owned subsidiary of Petróleos Mexicanos formed on October 1, 2015) and Pemex Transformación Industrial (the new productive state-owned subsidiary of Petróleos Mexicanos formed on

Petróleos Mexicanos, p. 3

November 1, 2015) have each assumed, on or prior to November 1, 2015, all of the rights and obligations of Pemex-Exploración y Producción (a decentralized public entity and former subsidiary of Petróleos Mexicanos that was dissolved as of June 1, 2015) and Pemex-Refinación and Pemex-Gas y Petroquímica Básica (each a decentralized public entity and former subsidiary of Petróleos Mexicanos that was dissolved as of November 1, 2015) under the Guaranty Agreement and the Certificates of Designation as a matter of Mexican law and (iv) that, except for the succession of Pemex Exploración y Producción, Pemex Cogeneración y Servicios, Pemex Perforación y Servicios, Pemex Logística and Pemex Transformación Industrial to the rights and obligations of Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica, which occurred as a matter of Mexican law, the Guaranty Agreement has not been amended or terminated since the date of its execution and there are no dealings or arrangements among the parties that would alter the terms of the Guaranty Agreement since its date of execution.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the 2019 New Notes, the 2021 New Notes, the 2023 New Notes, the 2026 New Notes and the 2047 New Bonds, in the forms filed as Exhibits 4.19, 4.20, 4.21, 4.22 and 4.23, respectively, to the Registration Statement have been duly executed by the Issuer and authenticated by the Trustee in accordance with the Indenture, and duly issued and delivered by the Issuer in exchange for an equal principal amount of 2019 Old Notes, 2021 Old Notes, 2023 Old Notes, 2026 Old Notes and 2047 Old Bonds, respectively, (a) the New Securities will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Indenture and (b) assuming due authorization, execution and delivery by the Issuer of Certificates of Designation in form and substance sufficient under Mexican law to designate the Indenture and the New Securities as obligations of the Issuer entitled to the benefits of the Guaranty Agreement, the payment obligations of the Guarantors under their guaranties of the New Securities pursuant to the Guaranty Agreement, will constitute the valid, binding and enforceable obligations of each Guarantor.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Issuer or any Guarantor, (a) we have assumed that the Issuer or such Guarantor, as the case may be, and each other party to such agreement or obligation, has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Issuer or any Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights. In addition, we note (i) that the enforceability in the United States of the waiver by the Issuer of its immunities from court jurisdiction and from legal process, as set forth in the Indenture and the New Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976 and (ii) that the designation in Section 1.13 of the Indenture of the U.S. federal courts sitting in The City of New York as the venue for actions or proceedings relating to the Indenture and the New Securities is (notwithstanding the waiver in or pursuant to Section 1.13 of the Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding.

Petróleos Mexicanos, p. 4

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

Petróleos Mexicanos, p. 5

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Validity of Securities.” In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By: /S/ JORGE U. JUANTORENA
Jorge U. Juantorena, a Partner